EXHIBIT 10.1(f)

Terms Of Aggregate Working Capital Commitments

B.   Carolco

CUTTHROAT ISLAND DRAFT SHEET WITHOUT COMMITMENT
FOR DISCUSSION PURPOSES ONLY


Borrower: A single purpose company ("Borrower") established under the laws of the Netherlands
Antilles, and wholly or majority-owned directly or indirectly by Carolco Pictures Inc. ("CPI").

Lenders: A syndicate of banks with CLBN holding up to a 30% share of the facility.

Facility: A senior secured credit facility consisting of a single non-revolving project loan.

Purpose: To finance (a) a portion of the approved budget of the feature film currently entitled
"Cutthroat Island" plus (b) Fees, Expenses and
Interest thereon.

Commitment:  Up to 63,000,000 in the aggregate (the
"Project Loan"); provided, however, that 7,000,000 of the Project Loan shall be reserved to pay Fees, Expenses and Interest on the Project Loan.

Maturity: Earlier of March 1, 1997 or fifteen months following initial theatrical release.

Security: Collateralized by an assignment of firm pre-sale contracts from acceptable obligors/distributors or backed by irrevocable letters of credit.

Completion Bond:  To satisfaction of Lenders.


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